Exhibit 10.1

Share Acquisition Agreement

This Share Acquisition Agreement (hereinafter referred to as the “Agreement”) is entered by the following parties on March 10, 2018 in China.

Party A-1: Hongkong Xibolun Technology Limited, A Company Registered According To The Laws Of Hong Kong. Registered Address: FLAT/RM 1802B 18/F FORTESS TOWER 250 KING’S ROAD NORTHPOINT HK , China. The Director Is Sun Anyuan.

Party A-2: Hebron Technology Co., Ltd., a company registered according to the laws of British Virgin Islands. Business Address: No. 936, Jinhai 2nd Road, Konggang New Area Longwan District, Wenzhou City, Zhejiang Province, China.

Party A-1 and Party A-2 are collectively referred to as “Party A.”

Party B: Fuchen Lv, Chinese citizen and resident. Identity number: 320382195903040037. Mailing Address: Gingko Biomedical Technology Industrial Park, Pizhou, Jiangsu Province, China.

Party C: Xuzhou Weijia Biotechnology Co., Ltd., a limited liability company registered in accordance with Chinese laws with a register capital (paid-up capital) of RMB 10 million. Registered number: 320382000214471. Registered address: South Side of Hengda Road, Tiefu Town, Pizhou City, Jiangsu Province, China.

Whereas:

1)	Party A-1 is the wholly-owned subsidiary of Party A-2;

2)	Party A-2 is a Nasdaq listing company, with the code of HEBT;

3)	Party B is the sole shareholder of Party C and has the power and authorities to exercise the shareholder’s rights and perform the shareholder’s obligations;

4)	Pursuant with the conditions and terms of this Agreement, Party A-1 would like to acquire, Party B would like to transfer to Party A-1, 49% of Party C’s shares held by Party B (“Target Equity”);

5)	Pursuant with the conditions and terms of this Agreement, Party A-2 would like to issue new shares, Party B would like to designate the individuals listed in Exhibit A to receive these shares on his behalf, as the consideration of Party A-1 to acquire the Target Equity from Party B;

6)	Parties are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by (i) Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”) and (ii) Rule 903 of Regulation S (“Regulation S”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the 1933 Act.

Therefore, parties agree as below.

Chapter 1 Definitions

Article 1 Definitions

Unless otherwise agreed herein, the terms contained herein shall bear following meanings:

“China” refers to the People’s Republic of China. Under this Agreement, this term doesn’t include Hong Kong, Taiwan and Macau.

“Claim” refers to all the actions for claims, request, liabilities, compensation for damages, costs, and fees (including lawyer’s fees, litigation cost and expenditure).

“Execution Date” refers to the date that this Agreement is signed.

“Encumbrance” refers to mortgage, assignment, liens, charges, pledge, retention of ownership, acquisition right, security interest, option, preemption right, and other limitations and rights, including:

(a) Any given or retained right or power related to or having impact on the acquisition of the Target Equity; or

(b) Any right or power provided by the trust transfer, liens, pledge, power of attorney, or other forms; or

(c) Obligations to repay all liabilities or any other monetary amount or performance of any other obligations in the form of guarantee.

“RMB” refers to China’s legal currency.

“Third Party” refers to any natural person, legal person, other organizations or entities who/which are not parties herein.

“Business Day” refers to the days that banks are open for business.

“U.S. Person” means any one of the following:

(a) any U.S. Citizen

(b) any natural person resident in the United States of America;

(c) any partnership or corporation organized or incorporated under the laws of the United States of America;

(d) any estate of which any executor or administrator is a U.S. person;

(e) any trust of which any trustee is a U.S. person;

(f) any agency or branch of a foreign entity located in the United States of America;

(g) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(h) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

(i) any partnership or corporation if:

(1) organized or incorporated under the laws of any foreign jurisdiction; and

(2) formed by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

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Chapter 2 Share Acquisition

Article 2 Acquisition of Equity

As agreed herein, Party A-1 agrees to acquire, and Party B agrees to transfer to Party A-1, the Target Equity and all the rights and obligations under such shares, including but not limited to general rights, all rights to receive dividend, and receive or subscribe bonus shares or issued shares (if any) paid by Party C, without attaching any Claim or Encumbrance.

Article 3 Consideration and Conditions

3.1 Through negotiation, Party B and Party A acknowledge that the estimated value of Party C is RMB 37,100,000. Hence, the value of the Target Equity (49% equity in Party C) shall be RMB 18,179,000.

3.2 Party A will pay the consideration with the Class A common shares issued by Party A-2 (NASDAQ symbol: HEBT) (“HEBT Shares”) to the persons designated by Party B (collectively “HEBT Shares Recipients”). After the HEBT Shares are issued to HEBT Shares Recipients, HEBT Shares Recipients shall have the voting right regarding the shares.

3.3 The number of the HEBT Shares to be issued shall be calculated as: Estimated value/exchange rate/$2.0. The share price of the HEBT Shares is calculated at $2.0/share, and the estimate exchange rate between U.S. dollar and RMB is 6.3. Therefore, the number of the HEBT Shares to be issued: 18,179,000/6.3/2.0=1,442,778 Shares.

3.4 Within 20 U.S. business days after the execution of the Agreement, Party A-2 shall issue the HEBT Shares to the HEBT Shares Recipients. The specific amount of shares to be issued to each HEBT Shares Recipient is described by Exhibit A.

3.5 Within 20 Chinese business days after the execution of the Agreement, Party B and Party C shall complete the shares change registration with the Administration for Industry and Commerce at the registration place of Party C and register Party A-1 as the shareholder of 49% equity of Party C.

3.6 The obligations of Party A under this Agreement, (including, without limitation, the obligation to issue the HEBT Shares) shall be subject to satisfaction of the following conditions, unless waived by Party A:

(i) Party B and Party C shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder, at or prior to the Closing;

(ii) all of the representations and warranties of Party B and Party C herein shall have been true and correct in all respects when made, shall have continued to have been true and correct in all respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing as though made on, as of, and with reference to such Closing;

(iii) Party B and Party C shall have executed and delivered to Party A all documents necessary to issue the Target Equity to Party A-1, as contemplated by this Agreement; and

(iv) Party B and Party C shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings and registrations required to consummate the transactions contemplated by this Agreement, including all items required under the incorporation document and bylaws of Party C.

3.7 The obligations of Party B under this Agreement, (including, without limitation, the obligation to transfer the Target Equity to Party A-1) shall be subject to satisfaction of the following conditions, unless waived by Party B:

(i) Party A shall have performed in all respects all agreements, and satisfied in all respects all conditions on their part to be performed or satisfied hereunder, at or prior to the Closing;

(ii) all of the representations and warranties of Party A herein shall have been true and correct in all material respects when made, shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing as though made on, as of, and with reference to such Closing;

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(iii) Party A shall have executed and delivered to Party B all the documents necessary to issue the HEBT Shares, as contemplated by this Agreement; and

(iv) Party A shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings and registrations required to consummate the transactions contemplated by this Agreement, including all items required under the incorporation document and bylaws of Party A.

Article 4 Tax payable

Any tax fees arising herein shall be borne by the relevant tax payers and fee payers according to local laws and regulations, unless otherwise provided by this Agreement.

Chapter 3 Closing

Article 5 Closing

5.1 Closing. The closing of transferring the Target Equity and issuing HEBT Shares shall occur at 10:00 a.m. Beijing Time on April 20, 2018 at the offices of Party C, or at such other date, time and place or manner as may be agreed upon by the parties(the “Closing”).

5.2 Closing Documents. At the Closing:

(i) Party A shall deliver to Party B, in form and substance reasonably satisfactory to Party B, documents evidencing the HEBT Shares registered in the name of the individuals designated by Party B in Exhibit A;

(ii) Party B shall deliver to Party A, in form and substance reasonably satisfactory to Party A, documents evidencing the Target Equity, registered in the name of Party A-1.

Article 6 Matters after Closing

6.1 Party A has the right to appoint any director and/or officer of Party C.

6.2 Party A is entitled to acquire the remaining equity in Party C within three years at a price not higher than the estimated value of Party C herein (i.e. RMB 37,100,000.00), by cash, shares, or any other way. If Party A acquires the remaining equity in Party C by issuing Party A-2 shares, Party A-2 share price will be calculated as 80% of the closing price on the previous trading day of the signing day.

6.3 Without Party A’s written consent in advance, Party C can’t change its registered capital, issue new shares or conduct any other actions which may dilute Party A’s equity percentage in Party C.

6.4 Without Party A’s written consent in advance, Party B shall not transfer any of its equity in Party C to any Third Party.

6.5 Party B agrees that if any of the following condition is not met, Party B is obliged to make the following compensations to Party A within 10 business days after the release of auditing report (but no later than March 1 of that year): (1) pay the total value of the Target Equity (RMB 18.179 million) and the consideration paid by Party A for purchasing any other equity held by Party B in Party C to Party A in cash; or (2) transfer the remaining equity in Party C priced at RMB 1.00 to Party A, at Party A’s choice:

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Condition 1: According to Party C’s annual audit report for fiscal 2018 in compliance with the Chinese accounting standards, net sales shall be no less than RMB 50,000,000.00 and net profit shall be no less than RMB 5,300,000.00.

Condition 2: According to Party C’s annual audit report for fiscal 2019 in compliance with the Chinese accounting standards, net sales shall be no less than RMB 60,000,000.00 and net profit shall be no less than RMB 6,000,000.00.

Chapter 4 Representations and warranties

Article 7 Party A's representations and warranties

7.1 Party A-1 is a duly existing company established under China Hong Kong laws and has regular business operation. Party A-2 is a duly existing company established under BVI laws and has regular business operation.

7.2 Party A has the full right and power to enter into and perform this Agreement, and this Agreement constitutes Party A’s valid and legally binding obligation, enforceable in accordance with its terms.

7.3 The execution of this Agreement and performance of all of obligations herein by Party A will not conflict with or violate any laws, regulations, policies, or government or department authorization or approval, Party A’s articles or internal rules, or any other contract or agreement in which Party A is a party or binding on Party A, or cause failure of or being not capable of performance of above rules, laws, regulations, or policies.

7.4 Party A is free of any action, arbitration, or other legal or administrative actions or government investigation raised or pending against Party A that may seriously affect its performance of obligations under the Agreement.

Article 8 Party B’s Representations and Warranties

8.1 About Disclosures:

8.1.1 All information and facts held by or known to Party B that may have substantial adverse impact on Party B’s ability to perform its obligations under the Agreement, or all information disclosed to Party A and may have substantial impact on Party A’s execution of the Agreement and performance of its obligations under the Agreement has been disclosed to Party A; all information provided by Party B to Party A does not include any untrue or misleading statements.

8.1.2 There is no action, arbitration, or other legal or administrative actions or government investigation raised or pending against Party B that may seriously affect its performance of obligations under the Agreement.

8.1.3 Regarding the documents and information submitted by Party B to Party A and/or its advisors (including but not limited to lawyer, appraiser, and financial advisor, etc.):

(1) All the photocopies of the originals are true, complete and such originals are also true and complete;

(2) All the originals provided to Party B and/or its advisors are true and complete;

(3) All the signatures (seals) on the originals or photocopies provided to Party B and/or his advisors are true; and

(4) Party B has brought all the major issues under this Agreement to the attention of Party A and/or its advisors.

8.2 About Party C

8.2.1 For any land and properties of Party C with defective title, Party B guarantees he will take all possible actions to make sure Party C lawfully owns the land use right and title to all properties. Party B’s such commitment has no time limit and continues to be valid after the Closing of this Agreement.

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8.2.2 If after the transfer of the Target Equity, Party C suffers from any damage or government penalties regarding real property, Party B shall be severally liable and shall fully compensate Party A for relevant damages.

8.2.3 If Party C is subject to any administrative penalties because of the mattes happened before this Agreement is signed, Party B shall compensate Party A in full of all the damages and loses.

8.2.4 If Party A suffers from any penalty, damage, and loss of Party C due to absence of business approval, license, and consent and absence of registration prior to the transfer of the Target Equity, Party B shall be severally liable and shall fully compensate Party A.

8.2.5 For all of Party C’s liabilities and interests due but unpaid, Party B shall be held severally liable and endeavor to hold Party A harmless from any damages.

8.2.6 Prior to execution of the Agreement, Party B has fully disclosed all the information related to Party C’s liabilities. As of the Closing, the said information is still complete, reliable, accurate, and true.

8.2.7 Party B irrevocably confirms and agrees that: from the Execution Date, Party A will send financial staff to Party C. Between the Execution Date and the Closing, all of Party C’s financial expenditures shall only be paid with the approval of both Party A’s and Party B’s financial staff.

8.2.8 Party C has not provided any guarantee for any other companies, enterprises, business entities or any natural person (including but not limited to pledge, mortgage, and guarantee). If Party A suffers from any damage or loss due to any undisclosed guarantee, Party B shall be held severally liable and fully compensate Party A.

8.2.9 Prior to the Closing, all the manufacturing process and technology adopted by Party C and all the intellectual properties owned by Party C, including but not limited to the trademarks and proprietary know-how, are fully compliant with Chinese laws, regulations, standards, and specifications and are free of any offences that may infringe the properties, technical know-how, or other intellectual rights of any other parties. If Party A suffers from any damage or loss due to those offences, Party B shall be held severally liable and fully compensate Party A.

8.2.10 If Party C breaches any of the above representations and warranties, Party B should be severally liable and compensate Party A against all direct and indirect losses to hold Party A harmless from any damages.

8.3 About the authorization of this Agreement

8.3.1 There is no oral or written agreement between Party B and any Third Party, including but not limited to the HEBT Shares Recipients, which may negatively impact any of Party A’s rights.

8.3.2 Party B has the full right and power to enter into and perform pursuant to this Agreement, to sell the Target Equity, and designate the HEBT Shares Recipients to receive the HEBT Shares issued by Party A-2 on his behalf pursuant to this Agreement, and this Agreement constitutes Party B’s valid and legally binding obligation, enforceable in accordance with its terms.

8.3.3 The execution of this Agreement and performance of all of obligations herein by Party B will not conflict with or violate any laws, regulations, policies, or government or department authorization or approval, Party C’s articles or internal rules, or any other contract or agreement in which Party B is a party or binding on Party B, or cause failure of or being not capable of performance of above rules, laws, regulations, or policies.

8.4 About Party C Equity

8.4.1 Party B is the legal owner of shares in Party C including the Target Equity and possesses full and all authority and right to transfer the Target Equity to Party A. No Third Party, including but not limited to the HEBT Shares Recipients, can claim any rights for any equity in Party C.

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8.4.2 As of the Closing, the equity in Party C including the Target Equity is free of any form of Claim or Encumbrance (including but not limited to any form of option, purchase right, pledge, mortgage, guarantee, lien, or any other type of third-party interest).

8.5 About consideration of the Target Equity

8.5.1 Party A-2 Shares. Party A-2’s authorized shares are 50,000,000 common shares of par value of US$0.001 each, including 40,000,000 Class A common shares of par value of US$0.001 each and 10,000,000 Class B common shares of par value of US$0.001 each. Among Party A-2’s 14,695,347 common shares issued and outstanding, 6,916,947 are Class A common shares and 7,778,400 are Class B common shares. Each Class A common share is entitled to one vote and each Class B common share is entitled to five votes on all matters subject to vote at general meetings of Party A-2.

8.5.2 HEBT Shares. Party B acknowledges that the HEBT Shares are Class A common shares newly issued by Party A-2, with par value of US$0.001 each, and each Class A common share is entitled to one vote.

8.5.3 No Sale or Distribution. Party B is acquiring the HEBT Shares and designating the HEBT Shares Recipients for his own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act. Party B does not presently have any agreement or understanding, directly or indirectly, with any Third Party to distribute any of the HEBT Shares. The designation of Party B for directly issuing the HEBT Shares by Party A-2 to the HEBT Shares Recipients is not a sale of such shares by Party B.

8.5.4 Sophistication and Knowledge. Each of Party B and HEBT Shares Recipients have such knowledge and experience in financial and business matters that he can represent himself and is capable of evaluating the merits and risks of receiving the HEBT Shares as consideration of the Target Equity. Each of Party B and HEBT Shares Recipients is not relying on Party A with respect to the tax and other economic considerations of receiving the HEBT Shares, and each of Party B and HEBT Shares Recipients has relied on the advice of, or has consulted with, only his own advisor(s).

8.5.5 Access to Information. Each of Party B and HEBT Shares Recipients, in making the decision to receive the HEBT Shares, has relied solely upon independent investigations made by it and/or its representatives, if any. Each of Party B and HEBT Shares Recipients during the course of this transaction, and prior to the Execution Date, has had the opportunity to ask questions of and receive answers from the management of Party A concerning the terms and conditions of the offering of the HEBT Shares and to receive any additional information, documents, records and books relative to its business, assets, financial condition, results of operations and liabilities (contingent or otherwise) of Party A.

8.5.6 No Public Solicitation. Each of Party B and HEBT Shares Recipients is not conducting the transactions under this Agreement as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to each of Party B and HEBT Shares Recipients in connection with investments in securities generally.

8.5.7 No Governmental Review. Each of Party B and HEBT Shares Recipients understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the HEBT Shares or the fairness or suitability of receiving the HEBT Shares as consideration nor have such authorities passed upon or endorsed the merits of the issuance of the HEBT Shares.

8.5.8 Regulation S Exemption

(1) Each of Party B and HEBT Shares Recipients understands that the HEBT Shares are being issued in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the 1933 Act and that Party A is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Party B set forth herein in order to determine the availability of such exemptions and the eligibility of such Party B to acquire the HEBT Shares.

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(2) Party B and HEBT Shares Recipients are citizens and residents of People’s Republic of China (“China”) and none of them is a U.S. Person.

(3) The offering of the HEBT Shares has been made in an offshore transaction and did not involve any directed selling efforts in the U.S. The term “offshore transaction” shall have the meaning assigned to it by Regulation S.

(4) At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, Party B and HEBT Shares Recipients were outside of the United States.

(5) Neither each of Party B and HEBT Shares Recipients nor or any person acting on its behalf has engaged, nor will engage, in any directed selling efforts to U.S. Citizens with respect to the HEBT Shares and each of Party B and HEBT Shares Recipients and any person acting on its behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the 1933 Act.

(6) The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(7) Neither each HEBT Shares Recipient nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, for any of the HEBT Shares. Each HEBT Shares Recipient agrees not to cause any advertisement of the HEBT Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the HEBT Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S., and only incompliance with any local applicable securities laws.

(8) Party B realizes that acquiring HEBT Shares is speculative and involves certain risks, including the possible loss of the value of all the HEBT Shares.

(9) Transfer or Resale. Party B understands that:

(i) The HEBT Shares have not been and are not being registered under the 1933 Act, and may not be offered for sale, sold, assigned or transferred unless:

(A) subsequently registered thereunder or

(B) Party B shall have delivered to Party A-2 an opinion of counsel, in a form reasonably acceptable to Party A, to the effect that such HEBT Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration;

(ii) neither Party A nor any other person is under any obligation to register the HEBT Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder;

(iii) Each HEBT Shares Recipient will not, during the period that U.S. securities laws forbid resales of the HEBT Shares (“Restricted Period”), offer, sell, pledge or otherwise transfer any HEBT Shares;

(iv) Each HEBT Shares Recipient will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the HEBT Shares only pursuant to registration under the 1933 Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws;

(v) Party B has agreed that, in addition to Restricted Period on resale that apply under by U.S. securities laws, Haihua Lu in Exhibit A will not register, offer, contract to sell or grant the HEBT Shares for one year following the issuance day, and Li Yin in Exhibit A will not register, offer, contract to sell or grant the HEBT Shares for six months following the issuance day.

(10) Legends.

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(i) The stock certificates for the HEBT Shares of the HEBT Shares Recipients in the Exhibit A except Haihua Lu and Li Yin, unless and until registered, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(ii) The stock certificates for the HEBT Shares of Haihua Lu and Li Yin, unless and until registered, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates). For Haihua Lu, the date to be filled shall be the anniversary after the shares are issued. For Haihua Lu, the date to be filled shall be the date when six months have lapsed after the shares are issued.

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD (A) AT ALL BEFORE [MONTH, DATE, YEAR] OR (B) AFTER [MONTH, DATE, YEAR], DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(iii) The legend set forth above shall be removed and Party A shall issue a certificate without such legend to the relevant HEBT Shares Recipient upon which it is stamped, if, unless otherwise required by state securities laws, (i) such HEBT Shares are registered for resale under the 1933 Act or (ii) in connection with a sale, assignment or other transfer, such HEBT Shares Recipient provides Party A with a legal opinion or other applicable document reasonably acceptable to Party A, to the effect that such sale, assignment or transfer of the HEBT Shares may be made without registration under the applicable requirements of the 1933 Act.

Article 9 Party C’s representations and warranties

9.1 Party C has the full right and power to enter into and perform this Agreement, and this Agreement constitutes Party C’s valid and legally binding obligation, enforceable in accordance with its terms.

9.2 The execution of this Agreement and performance of all of obligations herein by Party C will not conflict with or violate any laws, regulations, policies, or government or department authorization or approval, Party C’s articles or internal rules, or any other contract or agreement in which Party C is a party or binding on Party C, or cause failure of or being not capable of performance of above rules, laws, regulations, or policies.

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9.3 Party C is a lawful business entity established in accordance with Chinese laws with valid existence and runs business under Chinese laws and regulations. Party C has paid up all registered capital and free of false or untrue capital contribution or withdrawal of capital.

9.4 Party C lawfully owns all of its land, plants, machines and equipment, and other assets.

9.5 Party C has never been involved in any investigation, litigation, dispute, claim, or other action (whether existing, pending, or potential); it has never received any penalty and Party B foresees no possibility of subjecting Party C to any penalty by any administrative authorities in China due to any problem prior to the transactions herein.

9.6 Party C has obtained all approval, license, and consent required for production and business operation; has completed all necessary registration; has been operating according to the business scope described in its business license; and has executed all necessary legally binding contracts and documents.

9.7 Party C’s production, operation, and business are fully compliant with all Chinese laws and regulations.

9.8 As of the Execution Date, all of Party C’s liabilities have been disclosed.

9.9 Party C irrevocably confirms and agrees that: from the Execution Date, Party A will send financial staff to Party C; between the Execution Date and Closing, all of Party C’s financial expenditures shall only be paid with the approval of both Party A’s and Party B’s financial staff.

9.10 Party C has not provided any guarantee for any other companies, enterprises, business entities or any natural person (including but not limited to pledge, mortgage, and guarantee). If Party C suffers from any damage or loss due to any undisclosed guarantee, Party B shall be held severally liable and fully compensate Party A.

9.11 Prior to execution of the Agreement, Party C has fully disclosed all the information related to Party C’s liabilities. As of the Closing, such information is still complete, reliable, accurate, and true.

9.12 Prior to the Closing, all the manufacturing process and technology adopted by Party C and all the intellectual properties owned by Party C, including but not limited to trademark and proprietary know-how, are fully compliant with Chinese laws, regulations, standards, and specifications and are free of any offences that may infringe the properties, technical know-how, or other intellectual rights of any other parties.

9.13 If Party C breaches any of the above representations and warranties, Party C shall compensate Party A for all direct and indirect losses.

Chapter 5 Confidentiality

Article 10 Confidentiality

10.1 For all the information about each party’s business or financial conditions or any other confidential and exclusive information disclosed to the other party, unless other confidential agreement prescribes otherwise, the each party concerned with confidential information (including information in written or not, hereinafter referred as “Confidential Materials”) shall:

10.1.1 Hold the Confidential Materials strictly confidential;

10.1.2 Except the employees requiring Confidential Materials to perform their job responsibilities and required by laws and regulations (including but not limited to information disclosed to SEC and NASDAQ), no party under the Agreement shall disclose above mentioned Confidential Materials to any Third Party.

10.2 Above Article 10.1 doesn’t apply to following Confidential Materials :

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10.2.1 The information that has been acquired by the receiving party from written records which proves such information has been made known to the receiving party before the disclosing party discloses information to the receiving party;

10.2.2 The information that has been made publicly known without violation of the Agreement by the receiving party;

10.2.3 The information obtained by the receiving party from any Third Party not bound by the obligation of confidentiality.

Chapter 6 Breach of Agreement

Article 11 Liabilities for breaching the representations or warranties

11.1 If any party’s representation or warranty is found to be false or any fact that may cause material or major impact on other parties’ execution of this Agreement is missing; or any representation or warranty is found to be misleading or untrue, the other parties shall have the right to request full compensation for any and all loss, damage, cost or fees (including lawyer’s fee, litigation and arbitration cost) caused by the erroneous, missing, misleading, or untrue representation and warranty made by the breaching party.

11.2 The interpretation for each representation and warranty under the Agreement shall be independent.

11.3 To avoid doubt, Party B hereby unconditionally and irrevocably agrees and acknowledges taking accountability for any breach of representation and warranty.

Article 12 Liabilities for breach of Agreement

If there is breach of contract by any party, the breaching party shall be held liable in accordance with the Agreement, Chinese laws and regulations. If all parties break the Agreement, one party shall take accountability for any loss or damage caused to the other parties.

Chapter 7 Force majeure

Article 13 Force majeure

13.1 “Force majeure” refers to earthquake, typhoon, flooding, fire, war, political disturbance, and other events defined as “force majeure” in Chinese laws and regulations.

13.2 In the event of force majeure events, the affected party’s obligations and term bound herein shall suspend during the duration of such event and the term shall automatically be extended for as long as the suspended period, and the affected party shall not be held liable for breach of contract.

13.3 The party claiming force majeure shall notify the other party in writing and provide evidence of the occurrence and duration of such event issued by notarial office within 7 days. The party claiming force majeure shall make its best endeavor to minimize the negative influence caused by such event.

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Chapter 8 Dispute Settlement

Article 14 Arbitration

Any dispute arising from this Agreement shall be settled through friendly negotiation by all parties. If such negotiation fails, any dispute arising from or related to this Agreement shall be submitted to Shanghai International Economic and Trade Arbitration Commission/Shanghai International Arbitration Center for arbitration.

Article 15 Effect of the arbitration award

The arbitration award shall be final and binding on all parties. All parties under the Agreement shall accept to be bound by the award and act accordingly.

Article 16 Survival of the rights and obligations

Upon occurrence of dispute, during arbitration, except for the issues in dispute, all parties shall continue to exercise their own rights and perform the remaining obligations prescribed in the Agreement.

Chapter 9 Applicable laws

Article 17 Applicable laws

The establishment, effect, interpretation, and execution of this Agreement shall be administered and bound by the laws of the People’s Republic of China. Any and all dispute arising thereof shall be settled in accordance with Chinese laws. Any issue not addressed in Chinese laws and the Agreement shall refer to general international business practice.

Chapter 10 Other rules and regulations

Article 7 Parties’ general representations and warranties

7.1 Upon executing the Agreement, all the documents submitted to the other parties or their advisors (including but not limited to lawyers, appraiser, and financial advisor, etc.) prior to its execution shall continue to be valid.

7.2 Any agreements or term sheets related to shares acquisition signed previously shall be automatically nullified after this Agreement takes effect.

7.3 All the parties under this Agreement shall make effort and cooperate for the transfer of the said equities, including but not limited to registration and documentation. Party B is responsible for all the fees arising thereof.

Article 18 Waiver

If any party under the Agreement doesn’t exercise or delays in exercising any rights herein shall not be deemed as waiver of such right; any individual or partial exercise of certain right shall not stop such party from exercising such right in the future.

Article 19 Assignment

Unless otherwise required herein, without written consent from the other party, no party shall transfer any of its rights and obligations under the Agreement in whole or in part.

Article 20 Modification

20.1 This Agreement is executed for the benefit of all parties and their successors and assignees and will be binding on them.

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20.2 This Agreement shall not be modified verbally. Only written modifications signed and approved by all parties shall become valid.

Article 21 Severability

The invalidation of any provisions herein shall not affect the validity of any other provisions under the Agreement.

Article 22 Effect of the Agreement and its Exhibit

22.1 This Agreement shall take effect from the date it is signed. This Agreement is signed in five (5) duplicates. Each party shall hold one (1) copy and one (1) copy shall be held by Administration for Industry and Commerce.

22.2 The Exhibit attached to this Agreement is an integral part of this Agreement and shall have the same effect as this Agreement.

Article 23 Notice

23.1 Unless otherwise required herein, all notices and written communications from one party to the other party shall be made in Chinese in the form of letter and served by courier or fax. Courier posted notice or communication shall be confirmed within 7 days after being provided to the courier company. The effective date of the notice or written communication served under the Agreement shall be deemed as the receiving date. If sent by fax, the third business day after being sent shall be deemed as receiving date but need to be evidenced by fax confirmation.

23.2 All notices and communications shall be sent to following address unless written notice for change of address is sent to the other party.

Party A-1’s mailing address: FLAT/RM 1802B 18/F FORTESS TOWER 250 KING’S ROAD NORTHPOINT HK

Tel: 0577-86893721

Fax: 0577-86899698

Attention: Anyuan Sun

Party A-2’s mailing address: No. 936 Jinhai 2nd Avenue, Konggang New Area, Longwan District, Wenzhou City

Tel: 0577-86895678

Fax: 0577-86899698

Attention: Mr. Wang

Party B’s mailing address: Gingko Biomedical Technology Industrial Park, Pizhou, Jiangsu Province

Tel:

Fax:

Attention: Mr. Lu

Party C’s mailing address: Gingko Biomedical Technology Industrial Park, Pizhou, Jiangsu Province

Tel:

Fax:

Attention: Mr. Lu

Article 24 Entire agreement

This Agreement constitutes the entire agreement regarding the transaction agreed herein and shall replace all the previous discussions, negotiations, and agreements related to the transaction under this Agreement.

                               Below is intentionally left blank

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Party A-1: Hongkong Xibolun Technology Limited

Seal

Authorized representative’s signature:

Party A-2: Hebron Technology Co., Ltd.

Seal

Authorized representative’s signature:

Party B: Fuchen Lv

Signature:

Party C: Xuzhou Party C Biotechnology Co., Ltd.

Seal

Authorized representative’s signature:

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Exhibit A HEBT Shares Recipient and Lock-up Periods

Name	Citizenship	Chinese ID	Number of HEBT Shares	Contractual Lock-up Period

Haihua Lu	China	330183198109035610	448,000	One Year

Li Yin	China	321301199907010020	100,000	Six Months

Zhiqiang Li	China	441900198905303558	368,000	N/A

Liang Wang	China	610302198302100090	105,000	N/A

Zhencai Wang	China	33032119750107243X	421,778	N/A

		Total Shares	1,442,778

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